                                                                  EXHIBIT 10.50




                                    [LOGO]



                         PURCHASE AND LICENSE AGREEMENT

                                    BETWEEN

                           ASCEND COMMUNICATIONS, INC.

                                      AND

                        STARTEC GLOBAL OPERATING COMPANY



                           Ascend Communications, Inc.
                                 One Ascend Plaza
                             1701 Harbor Bay Parkway
                            Alameda, California 94502
                                      USA





EXHIBITS(S):

Exhibit A:    Master Lease Agreement and Lease Schedules
Exhibit B:    Initial Startec Purchase Order
Exhibit C:    Term Sheet
Exhibit D:    Advantage Plus Service Agreement


         Tel: (510) 769-6001                      Fax: (510) 747-2300

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                          PURCHASE AND LICENSE AGREEMENT
                          ------------------------------


THIS AGREEMENT is made effective as of the date written below by and between Ascend Communications, Inc. ("Ascend"), a Delaware corporation having a principal place of business at One Ascend Plaza, 1701 Harbor Bay Parkway, Alameda, CA 94502, USA, and Startec Global Operating Company ("Buyer") a _________________________ corporation having a principal place of business at 10411 Moror City Dr. Bethesda, MD 20817.


Recitals of Fact
----------------

1. Ascend sells and licenses various hardware and software products (the "Products").

2. Buyer desires to purchase and license Products from Ascend during the term of this Agreement for its internal use only.

NOW, THEREFORE, in consideration of their mutual promises and obligations contained in this Agreement, the parties agree as follows:

1.  TERM
    ----

    This Agreement shall become effective as of the date written below and shall continue for a period of twelve (12) months, after which it shall renew automatically for successive twelve (12) month additional terms, unless otherwise terminated pursuant to the terms hereof.

2.  PURCHASE
    --------

2.1 Buyer shall order and lease Products from Ascend pursuant to the terms and conditions of:

    (a) the Master Lease Agreement and each Lease Schedule executed by the parties pursuant to the Master Lease Agreement (collectively, the "MLA"), attached as Exhibit A hereto; each such Lease Schedule is hereby incorporated into and made a part of this Agreement;

    (b) Buyer's initial purchase order, attached as Exhibit B hereto, and all purchase orders subsequently issued by Buyer for Products hereunder; all such purchase orders are hereby incorporated into and made a part of this Agreement; and

    (c) The term sheet executed by the parties attached hereto as Exhibit C.

                                       2

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    Upon the exercise by Buyer of its option to purchase such Products, as provided in the MLA, the terms and conditions of this Agreement shall supersede the MLA and shall govern the purchase of the Products.

    During the term of this Agreement, Ascend shall sell to Buyer and Buyer shall purchase from Ascend Products at pricing listed in Ascend's then-current price list applicable to each such Product, as amended from time to time, less any applicable discounts. Buyer's wholly-owned divisions and subsidiaries, may order Products under this Agreement when an order of Buyer's such divisions and subsidiaries references this Agreement and includes a statement agreeing to be bound by the terms and conditions contained herein.

2.2 Shipments of the Products shall be made only against written purchase orders issued by Buyer. At a minimum, each purchase order shall specify the following items:

    a. A complete list of the Products covered by the purchase order, specifying the quantity, model number and description of each;

    b. The price of each Product, any applicable discounts, and any additional charges and costs;

    c. The billing address, the destination to which the Products will be delivered, and the requested delivery date; and

    d. The signature of Buyer's employee or agent who possesses the authority to place such an order.

2.3 Ascend shall acknowledge Buyer's purchase orders in writing within ten
    (10) days after receipt. Ascend's acknowledgment shall note any exceptions regarding matters such as the items ordered, configuration, and Product pricing. Ascend shall also confirm the requested delivery date or offer an alternative delivery date. In no event shall any order be binding on Ascend until Buyer's order and Ascend's acknowledgment are in agreement as to the items ordered, configuration, pricing, delivery dates, and all other material terms.

2.4 No purchase order, acknowledgment form, or other ordering document or communication from either party shall vary the terms and conditions on this Agreement unless both parties expressly agree in writing. In the event of any conflict between the terms and conditions of this Agreement and those of any purchase order acknowledgment form or other ordering document or communication, the terms and conditions of this Agreement shall prevail.

3.  DELIVERY
    --------

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3.1 All deliveries of the Products purchased pursuant to this Agreement will be made F.O.B. Ascend's facility. Unless Buyer has otherwise notified Ascend in writing, Ascend shall select a freight forwarder to be used for shipment of the Products to Buyer. All Products will be packaged for shipment in accordance with standard industry practices. All transportation, shipping, and insurance costs shall be charged to Buyer's account.

3.2 Risk of loss and title ( title to software Products) shall pass to Buyer at the point of delivery to the common carrier at Ascend's facility.

3.3 Ascend shall use reasonable efforts to ship the Products on the shipment date requested in Buyer's purchase order. Ascend shall not be liable for any loss, expense or damage incurred by Buyer if Ascend fails to meet the specified delivery date. Ascend reserves the right to allocate shipment of Products among its purchasers and to make partial shipments.

3.4 All shipments with destinations outside of the US shall be subject to Ascend's determination that such shipments are in compliance with all applicable export and import regulations. Buyer will be solely responsible for (i) obtaining any license that may be required to import the Products into its country, (ii) clearing the Products through local customs upon their arrival to Buyer's country and (iii) paying all customs duties, taxes and other charges assessed on such importations in
    such country.  In no event shall Ascend's delay in   shipping or refusal
    to ship due to export or import issues be deemed a default hereunder.

4.      RESCHEDULING AND CANCELLATION OF ORDERS

4.1 Upon at least thirty (30) days prior written notice to Ascend, Buyer may reschedule the delivery of any Products scheduled for shipment by up to ninety (90) days at no charge. Orders may, however, be rescheduled only once. Buyer's request to reschedule any delivery with less than thirty
    (30) days' prior written notice to Ascend shall be at the sole discretion of Ascend.

4.2 Upon at least sixty (60) days' written notice to Ascend prior to the originally-scheduled shipment date of Products under this Agreement, Buyer may cancel any shipment of the Products without charge. The following cancellation charges shall apply to any cancellations made by Buyer less than sixty (60) days prior to shipment as liquidated damages and not as a penalty based on the number of days prior to the scheduled delivery that written notice of cancellation is received by Ascend:

                       DAYS NOTICE                       CHARGE
                       -----------                       ------
                                                  (% of canceled order)
                       Greater than 60 days                 0%
                            31-60 days                      5%
                             0-30 days                     10%

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5.  PRICES

5.1 During the term of this Agreement, Buyer shall be entitled to purchase the Products at the prices set forth in Ascend's then-current Price List applicable to each particular Product, less any applicable discounts based on annual purchase volume listed in EXHIBIT A. All prices set forth in Ascend's Price List are exclusive of any applicable value added, excise, sales, use or consumption taxes, customs duties or other governmental charges.

5.2 (a) In the event of a Ascend price increase, all Products ordered on or after the effective date of such price increase shall be filled at the new higher price. Ascend shall, however, honor all written and accepted Buyer purchase orders for the Products received by Ascend prior to the price increase announcement at the prices in effect as of the date the order was received, but only if Buyer requests Ascend to ship the Products within ninety (90) days after the effective date of the price increase.

    (b) In the event of a Ascend price decrease, all products ordered on or after the effective date of such price decrease shall be filled at the new lower price.

6.  PAYMENT

6.1 Ascend shall invoice Buyer upon shipment of the Products. Buyer shall pay all invoices in US dollars within thirty (30) days of receipt. Unless otherwise directed by Ascend, all such invoices will be payable by wire transfer, to the following account, in United States dollars:

                     Wells Fargo Bank
                     1 Kaiser Plaza
                     8th Floor
                     Oakland, CA 94612


                     Account: 4103 134 193
                     Routing: 121 000 248
                     Account Name: Ascend Communications, Inc.

    In the event that Buyer fails to make any payment when due, Ascend may withhold further shipments until such time as the past-due payment is made, and may require that subsequent orders be paid in full prior to shipment.

6.2 Ascend reserves the right to impose a late payment charge of one and one-half percent (1 1/2%) per month, or the maximum allowed by law, for each month that any payment is late, including the month in which the payment was due and not paid. Buyer shall also pay Ascend's costs of collecting any amounts that are overdue including, but not limited to, reasonable collection and attorneys' fees.

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6.3 Buyer shall pay all municipal, state, county or federal taxes including, but not limited to sales, use, excise, value added or other taxes which may be levied upon the sale, license or transfer, ownership or installation of the Products.

7.  CHANGES/AVAILABILITY OF PRODUCTS

7.1 Ascend shall promptly inform Buyer as soon as is reasonably practicable after Ascend schedules discontinuance of production or modification of any hardware Product. Ascend, in its sole discretion, may modify its price list at any time. Ascend agrees to offer spare parts for any discontinued product for a period of ninety (90) days following the announcement of any discontinuance.

7.2 At any time prior to delivery, Ascend may make changes in the Products in whole or in part to be supplied to the Buyer hereunder to include electrical or mechanical design refinements that Ascend deems appropriate, or as required by law or concerns of safety, without obligation to modify or change any Product previously delivered or to supply Products in accordance with earlier specifications.

8.  LICENSE OF SOFTWARE PRODUCTS AND FIRMWARE

8.1 Subject to the provisions of this Section, Ascend grants to Buyer a nonexclusive, nontransferable license to use the object code form of the software Products solely for Buyer's internal business purposes on or in conjunction with the Product with which it was originally delivered.

8.2 Subject only to the licenses specifically granted herein, Ascend is the sole owner of all rights, title and interest, including all copyrights, patents, trademarks, industrial designs, trade names, trade secrets and other intellectual property rights in he software Products. The software Products are copyrighted and Buyer is only authorized to reproduce one copy of the software Products solely for back-up purposes. Buyer is hereby prohibited from otherwise copying or translating, modifying or adapting the software Products or, incorporating in whole or any part in any other product or creating derivative works based on all or any part of the Products. Buyer is not authorized to license others to reproduce any copies of the software Products, except as expressly provided in this Agreement. Buyer agrees to ensure that all copyright, trademark and other proprietary notices of Ascend affixed to or displayed on the software Products will not be removed or modified. Buyer shall not decompile, disassemble or reverse engineer, the software Products or any component thereof, except as may be permitted by applicable law in which case Buyer must notify Ascend in writing and Ascend may provide review and assistance.

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8.3  The rights and licenses granted to Buyer with respect to any software
     Product furnished by Ascend may not be sold, licensed, sublicensed, rented, assigned or otherwise transferred to another party without the prior written consent of Ascend.

8.4 Upon the effective date of a termination of this Agreement by Ascend for Buyer's breach or for any other reason, the license granted to Buyer under this Agreement shall terminate and Buyer shall immediately discontinue use of the software and all copies and documentation thereof and return all copies and documentation to Ascend.

8.5 US Government Restricted Rights. Notice - Distribution and use of products including computer programs and any related documentation and derivative works thereof, to and by the United States Government, are subject to the Restricted Rights provisions of FAR 52227-19, paragraph
     (c)(2) as applicable, except for purchases by agencies of the Department of Defense (DOD). If the Software is acquired under the terms of a Department of Defense or civilian agency contract, the Software is "commercial item" as that term is defined at 48 C.F.R.
     2.101 (Oct. 1995), consisting of "commercial computer software" and "commercial computer software documentation" as such terms are used in 48 C.F.R. 12.212 of the Federal Acquisition Regulations and its successors and 48 C.F.R. 227.7202-1 through 227.7202-4 (June 1995) of the DoD FAR Supplement and its successors. All U.S. Government end users acquire the Software with only those rights set forth in this Agreement. Manufacturer is Ascend Communications, Inc., One Ascend Plaza, 1701 Harbor Bay Parkway, Alameda, CA 94502, USA. Unpublished - rights reserved under the copyright laws of the United States.

9.   SUPPORT

     Buyer may elect to purchase maintenance or support services from Ascend in connection with the Products pursuant to Ascend's standard terms and conditions and then-current programs. The provision of all such maintenance and support services shall be governed by the applicable agreement entered into between the parties.

10.  LIMITED WARRANTY

     Product Warranty: Product hardware and media are warranted to be free from defects in material and workmanship during the Warranty Period (as defined below). Product hardware and software is warranted to conform substantially to Ascend's then current (as of the date of Ascend's product shipment) published user documentation during the Warranty Period. The Warranty Period is twelve (12) months for Product hardware ninety (90) days for Product software, and thirty
     (30) days for media. Product support beyond these periods may be available at additional cost.

10.2 Warranty Claims: Ascend shall incur no liability under this warranty if the end user fails to provide Ascend with notice of the alleged defect during the applicable Warranty Period and within thirty (30) days of its discovery. After receiving such notice, Ascend's

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     Technical Assistance Center ("TAC") will notify the purchaser of its designation of one of the following problem resolution methods:

         Return to Factory: The allegedly defective goods must be returned to Ascend within thirty (30) days of TAC'S notice and in accordance with Ascend's Return to Factory repair procedures.

         Other: TAC will use commercially reasonable efforts to repair, correct or workaround the problem by means of telephone support, including patches, corrective software releases or other means reasonably determined by Ascend.

     Ascend shall incur no liability under this warranty if Ascend's tests disclose that the alleged defect is due to causes not within Ascend's reasonable control, including alteration or abuse of the goods. Under the Return to Factory alternative, if a Product is determined not to be defective or to have a defect due to causes not within Ascend's reasonable control, Ascend's then current processing charge will apply.

10.3 Ascend's Liability: Ascend's liability, and end user's sole and exclusive remedy, shall be limited to the express remedies set forth in this Ascend Product Warranty.

104. Disclaimer of Warranties: ASCEND MAKES NO OTHER WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, REGARDING PRODUCTS. ALL OTHER WARRANTIES AS TO THE QUALITY, CONDITION, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR NONINFRINGEMENT ARE EXPRESSLY DISCLAIMED.

10.5 Limitation of Liability: ASCEND SHALL NOT BE RESPONSIBLE FOR DIRECT DAMAGES IN EXCESS OF THE PURCHASE PRICE PAID BY THE END USER OR FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, OR PUNITIVE DAMAGE, INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS OR DAMAGES TO BUSINESS OR BUSINESS RELATIONS, WHETHER OR NOT ADVISED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES THE FOREGOING LIMITATIONS SHALL APPLY NOTWITHSTANDING THE FAILURE OF ANY EXCLUSIVE REMEDIES.

10.6 Warranty Repair (Return to Factory): If TAC designates Return to Factory as the appropriate problem resolution method, the following provisions apply,

     (a) During the first ninety (90) days of the warranty period, Ascend may at its option provide an advance replacement of a defective Product. Ascend will repair or replace defective Product hardware covered under warranty within ten (10) business days of receipt of the Product. The warranty period for the replaced product shall be ninety (90) days or the remainder of the warranty period of the original unit, whichever is greater. Ascend will ship surface freight. Expedized freight is at end user's expense.

     (b) The end user must return the defective Product to Ascend within fourteen (14) days after the request for replacement. If the defective Product is not returned within this time period, Ascend will bill the end user for the Product at list price.

10.7 Out-of-Warranty Repair (Hardware): Ascend will either repair or, at its option, replace defective Product hardware not covered under warranty within ten (10) working days of its receipt. Repair charges are available from the Repair Facility upon request. The warranty on a serviced Product is thirty (30) days from the date of shipment of the serviced unit. Out-of-warranty repair charges are based upon the prices in effect at the time of return.

10.8 Ascend hereby agrees to indemnify, protect and hold Buyer and its affiliates harmless from and against any claims, losses, damages, costs, liabilities, obligations and expenses, including reasonable fees and expenses of counsel, arising from or relating to, directly or indirectly any breach by Ascend of any of its warranties hereunder; provided, however, that Ascend's liability under this Section 10.8 shall be limited to the price actually paid by Buyer for the affected Products.

11.  INTELLECTUAL PROPERTY RIGHTS

     Except as described in this Agreement, Ascend does not grant and Buyer acknowledges that it shall have no right, license or interest in any of the patents, copyrights, trademarks, or trade secrets owned, used or claimed now or in the future by Ascend. All applicable rights to such patents, copyrights, trademarks, and trade secrets are and will remain the exclusive property of Ascend. Subject to the rights expressly granted to Buyer by this Agreement, title to and ownership of the intellectual property rights contained in the Products or any part of the Products or Ascend's confidential information shall remain Ascend's property.

12.  PATENT AND COPYRIGHT INDEMNIFICATION

12.1 Ascend agrees to indemnify and hold buyer harmless from and against all valid claims and judicial or governmental determinations that the Products as delivered by Ascend under this Agreement infringe or misappropriate any United States patent rights, copyrights, trade secrets, or trademarks. Ascend shall assume the defense of any such claim of infringement or misappropriation brought against Buyer in the United States by counsel retained at Ascend's own expense, provided that Buyer promptly notifies Ascend in writing of such claim or the commencement of any such suit, action, proceeding or threat covered by this Section. Ascend shall maintain sole and exclusive control of the defense and/or settlement of any such claim and Buyer shall cooperate in the defense of such claim.


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

12.2 In the event that the use or sale of all or any portion of the Products is enjoined, or, in Ascend's judgment, may be enjoined as a result of a suit based on alleged infringement or misappropriation of the third party intellectual property rights, Ascend agrees to either
         (i) procure for Buyer the right to continue to use the Product, or
         (ii) replace or modify the infringing or misappropriating Product so that it becomes non-infringing. In the event that the foregoing alternatives cannot be reasonably accomplished by Ascend, Ascend shall direct Buyer to return the Product to Ascend and upon receipt of the Product(s), Ascend shall reimburse Buyer for the price originally paid by Buyer as depreciated by an equal annual amount over the lifetime of the Product. Upon Ascend's fulfillment of the alternatives set out in this Section, Ascend shall be relieved of any further obligation or liability to Buyer as a result of any such infringement or misappropriation.

12.3 Regardless of any other provisions of this Agreement, this Section shall not apply (i) to any designs, specifications or modifications originating with or requested by Buyer, or (ii) to the combination of any Product with other equipment, software or products not supplied by Ascend if such infringement or misappropriation would not have occurred but for such combination, or (iii) Buyer's failure to install an update provided at no additional charge, where the update would have avoided the infringement claim. Buyer shall indemnify and hold Ascend harmless against all claims that Buyer's designs, specifications, modifications or combinations of Products with other equipment infringes or misappropriates any third party's patent rights, copyrights, trade secrets, trademarks or other intellectual property rights.

12.4 THIS SECTION STATES ASCEND'S ENTIRE LIABILITY TO BUYER AND BUYER'S SOLE REMEDY FOR ANY INFRINGEMENT OR MISAPPROPRIATION OF ANY PATENT RIGHTS, COPYRIGHTS, TRADE SECRETS, TRADEMARKS OR OTHER INTELLECTUAL PROPERTY RIGHTS.

13.      GENERAL INDEMNITY
         -----------------

         Buyer agrees to indemnify and hold Ascend harmless from and against any claims, damages and liabilities, including reasonable attorney's fees, asserted by any person or entity resulting directly or indirectly from (i) any breach by Buyer of this Agreement, and (ii) from any negligent act or omission of Buyer, provided, however, that Buyer shall not be liable for that portion of liabilities which are caused by the sole negligence of Ascend.

14.      LIMITATION OF LIABILITY
         -----------------------

         EXCEPT AS PROVIDED HEREIN OR IN SECTION 12, ASCEND'S MAXIMUM LIABILITY UNDER THIS AGREEMENT ARISING OUT OF THE MANUFACTURE,

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

         SALE, SUPPLY, SERVICE OR SUPPORT OF PRODUCTS OR THEIR USE, WHETHER BASED ON WARRANTY, CONTRACT, TORT (INCLUDING NEGLIGENCE), PRODUCT LIABILITY OR OTHERWISE, SHALL NOT EXCEED THE PRICE BUYER PAID FOR THE PRODUCT OR SUPPORT THAT GAVE RISE TO THE LIABILITY. IN NO EVENT SHALL ASCEND BE LIABLE FOR INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL, EXEMPLARY PUNITIVE DAMAGES OR LOST PROFITS, WHETHER FORESEEABLE OR UNFORESEEABLE, OF ANY KIND WHATSOEVER (INCLUDING WITHOUT LIMITATION, LOST PROFITS, LOSS OF GOODWILL, LOSS OR DAMAGED DATA OR SOFTWARE, LOSS OF USE OF THE PRODUCTS, DOWNTIME OR COSTS OF SUBSTITUTE PRODUCTS OR EQUIPMENT) ARISING FROM ASCEND'S SALE AND DELIVERY OF THE PRODUCTS OR ANY OTHER ACT OF ASCEND IN CONNECTION WITH THIS AGREEMENT, EVEN IF ASCEND HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. NO LIMITATION AS TO DAMAGES FOR PERSONAL INJURY IS HEREBY INTENDED. SOME STATES DO NOT ALLOW THE EXCLUSION OR LIMITATION OF INCIDENTAL OR CONSEQUENTIAL DAMAGES AND THE ABOVE EXCLUSION OR LIMITATION MAY NOT APPLY.

15.      CONFIDENTIALITY
         ---------------

15.1 For purposes of this Agreement, "Confidential Information" shall mean all information (i) identified in written or oral format by the disclosing party as confidential, trade secret or proprietary information and, if disclosed orally, summarized in written format within thirty (30) days of disclosure, or (ii) the receiving party knows or has reason to know is confidential, trade secret or proprietary information of the Disclosing Party.

15.2 Notwithstanding the foregoing, "Confidential Information" shall NOT include any information which the receiving party can show: (a) is now or subsequently becomes legally and publicly available without breach of this Agreement by the receiving party, (b) was rightfully in the possession of the receiving party without any obligation of confidentiality prior to receiving it from the disclosing party,
         (c) was rightfully obtained by the receiving party from a source other than the disclosing party without any obligation of confidentiality,
         (d) was developed by or for the receiving party independently and without reference to any Confidential Information and such independent development can be shown by documentary evidence, or (e) is disclosed pursuant to an order of a court or governmental agency as so required by such order, provided that the receiving party shall first notify the disclosing party of such order and afford the disclosing party the opportunity to seek a protective order relating to such disclosure.

15.3 Buyer agrees not to use such Confidential Information except in its performance under this Agreement. In addition, Buyer shall treat and protect such information in the same manner as it treats its own information of like character, but with not less than reasonable care. Buyer agrees to take appropriate measures by instruction and written agreement prior to disclosure of Confidential Information to its employees to prevent unauthorized use or disclosure. The obligations of this Section with regard to Confidential Information shall continue for a period of five (5) years after termination or expiration of this Agreement. Confidential Information must be returned by the receiving party upon termination or expiration of this Agreement.

15.4 In the event of a breach of any of the foregoing provisions, Buyer agrees that the harm suffered by Ascend would not be compensable by monetary damages alone and, accordingly, that Ascend shall, in addition to other available legal or equitable remedies, be entitled to an injunction against such breach.

16.      TERMINATION
         -----------

16.1 Either party may terminate this Agreement at any time, with or without cause, upon ninety (90) days prior written notice to the other party.

16.2 If Buyer is in breach of this Agreement, Ascend shall give Buyer thirty (30) days' prior written notice to cure such breach. If such breach has not been cured to Ascend's satisfaction within such thirty
         (30) day period, then this Agreement shall automatically terminate at the end of said thirty (30) day period without further notice to Buyer. If Buyer is in breach of the Section entitled License of Software Products and Firmware, Ascend shall have the right to immediately terminate this Agreement.

16.3 This Agreement may be terminated for cause by either party in the event that the other party: (i) shall become insolvent; (ii) commits an act of bankruptcy; (iii) seeks an arrangement or compromise with its creditors under any statute or otherwise; (iv) is subject to a proceeding in bankruptcy, receivership, liquidation or insolvency and same is not dismissed within thirty (30) days; (v) makes an assignment for the benefit of the creditors; (vi) admits in writing its inability to pay its debts as they mature; or (vii) ceases to function as a going concern or to conduct its operations in the normal course of business. In addition, Ascend may immediately terminate this Agreement if there is a change in the controlling ownership of Buyer.

16.4 If Buyer defaults under this Agreement, Ascend shall have the right to take any or all of the following actions: (i) declare this Agreement to be in default and all amounts payable under this Agreement shall become immediately due and payable; (ii) suspend delivery to Buyer until the default is cured by Buyer; (iii) proceed by court action to enforce performance and/or recover damages and/or
         (iv) terminate this Agreement. If Ascend continues to make shipments after Buyer's default, Ascend's action shall not constitute a waiver of any rights or remedies, or affect Ascend's legal remedies under this Agreement.

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

16.5 The termination or expiration of this Agreement shall in no case relieve either party from its obligation to pay to the other any sums accrued under this Agreement prior to such termination or expiration.

17.  GENERAL

17.1 ENTIRE AGREEMENT; AMENDMENT; AUTHORIZED PERSONNEL. This Agreement supersedes all prior and contemporaneous agreements, representations, warranties and understandings and contains the entire Agreement between the parties. No amendment, modification, termination, or waiver of any provision of this Agreement or consent to any departure from this Agreement shall be effective unless it is in writing and signed by a duly authorized representative of each party. No failure or delay on the part of Ascend in exercising any right or remedy under this Agreement shall operate as a waiver of such right or remedy.

17.2 ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, but neither party shall have the right to assign or otherwise transfer its rights under this Agreement without receiving the express prior written consent of the other party. Ascend may, however, assign this Agreement in the event of a sale of all or substantially all of Ascend's assets or stock to which assignment the Buyer consents in advance.

17.3 NOTICES. All notices, requests, demands, and other communications provided for under this Agreement shall be in writing and in English to be sent by registered or certified mail, postage prepaid, to the receiving party at its address as set forth in this Agreement or to any other address that the receiving party may have provided to the sending party in writing. When feasible, any such notice, request, demand or other communication shall also be transmitted by facsimile as follows or to such other facsimile number as provided by the receiving party in writing:

          -  Buyer's Facsimile Number:   301-365-1744
                                       -------------------

          -  Ascend's Facsimile Number: (978) 692-1221 ATTN: General Counsel

     Any notice, request, demand or other communication sent by facsimile will be deemed to have been received on the day it is sent. Any notice, request, demand or other communication sent by registered or certified mail will be deemed to have been received on the seventh (7th) business day after its date of posting, unless it is sent by facsimile prior to such seventh (7th) business day.

17.4 GOVERNING LAW. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California. All actions or proceedings relating to this Agreement shall be maintained in a court located in Alameda County, State of California, and the parties hereto consent to the jurisdiction of said court and waive any objection to such venue. The United Nations Convention on Contracts for the International Sale of Goods is specifically excluded from application to this Agreement.

17.5 LEGAL ACTION. No action, regardless of form, arising out of the transactions under this Agreement, except regarding money due to Ascend from Buyer, may be brought by either party more than two (2) years after the cause of action accrues.

17.6 COUNTERPARTS; SEVERABILITY; AND HEADINGS. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. The provisions of this Agreement are declared to be severable. In the event that any provision contained in this Agreement shall be held to be unenforceable or invalid, the remaining provisions shall be given full effect, and the parties agree to negotiate, in good faith, a substitute valid provision which most nearly approximates the parties' intent. The failure of either party in any one or more instances to enforce any of the terms of this Agreement shall not be construed as a waiver of future enforcement of that or any other term. Headings in this Agreement are included for reference only and shall not constitute a part of this Agreement for any other purpose.

17.7 FORCE MAJEURE. Neither party shall be held responsible for any delays or failure in performance (except for the payment of money) caused in whole or in part by fires, strikes, floods, embargoes, labor disputes, delays or failures of subcontractors, acts of sabotage, riots, accidents, delays of carriers, voluntary or mandatory compliance with any governmental act, regulation or request, acts of God or by public enemy, or any other causes beyond the party's reasonable control. If such contingency shall occur, the defaulting party may elect to either
     (a) suspend this Agreement for the duration of the delaying cause, or
     (b) extend the duration of this Agreement by the length of time the contingency endured.

17.8 SURVIVAL. The parties agree that the provisions of the following Sections shall survive the expiration or earlier termination of this Agreement for any reason: License of Software Products and Firmware, Patent and Copyright Indemnification, Limitation of Liability, and Confidentiality.

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                                       15

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in duplicate by their duly authorized representatives as of the effective date written below.

ASCEND COMMUNICATIONS, INC.                   STARTEC GLOBAL OPERATING COMPANY


By:       /s/ Illegible                       By:      /s/ Illegible
   ---------------------------------             -----------------------------


Name:   Annette Seveneus                      Name:  Prabhav Maniyar
     -------------------------------               ---------------------------


Title:  Assistant Treasurer                   Title: Chief Financial Officer
      ------------------------------                --------------------------


Effective Date:     May 5, 1999               Date:      May 5, 1999
               ---------------------               ---------------------------


EXHIBIT(S):

Exhibit A:   Master Lease Agreement and Lease Schedules
Exhibit B:   Initial Purchase Order
Exhibit C:   Term Sheet
Exhibit D:   Advantage Plus Service Agreement

                            EXHIBIT A

                                to

               ASCEND PURCHASE AND LICENSE AGREEMENT

             MASTER LEASE AGREEMENT AND LEASE SCHEDULES
             ------------------------------------------



                       MASTER LEASE AGREEMENT

                                                 No.  A
                                                    ------
This Master Lease Agreement (the "MLA") is entered into by and between Ascend Credit Corporation ("Lessor"), having its principal place of business at 1701 Harbor Bay Parkway, Alameda, CA 94502

and                                               Startee Global
       ---------------------------------------------------------

Operating Company                                 ("Lessee"),
---------------------------------------------------

having its principal place of business at                   10411
                                         ------------------------

Motor City Dr. Bethesda, MD 20817
-----------------------------------------------------------------

-------.


     1. LEASE AGREEMENT. Lessor agrees to lease to Lessee, and Lessee agrees to lease from Lessor, the equipment (the "Equipment") referenced in each of the Schedules (the "Schedule" or "Schedules") which incorporate this MLA therein (the "Lease").
     2. TERM. Each Lease shall be effective upon the execution of the MLA and the related Schedule by the Lessor and the Lessee. The lease term (the "Lease Term") of the Equipment referenced in each of the Schedules shall commence on the rent commencement date specified in each Schedule (the "Rent Commencement Date"). The Rent Commencement Date shall be the date 30 days from the date that the Equipment is shipped by the lessor or other third-party supplier ("Supplier) as evidenced by a shipping document provided by the Supplier related to the Equipment (the "Shipping Document"). Lessor will provide lessee with a copy of the Shipping Document evidencing the Ship Date.
     3. RENT. The rent (the "Rent") for the Equipment referenced in any Schedule shall be as stated in such Schedule and shall be payable according to the provisions of such Schedule. If any amount payable under a Schedule is not received by Lessor within 10 days of the due date, Lessee agrees to pay an Overdue Charge, as defined herein, with respect to such amount.

     4. SELECTION AND ASSIGNMENT. Lessee will select the type, quantity and Supplier of each item of Equipment designated in a Schedule, and Lessee hereby assigns to Lessor all of its right, title and interest in and to the related equipment purchase order, a copy of which has been provided to Lessor by Lessee (the "Agreement"). The Agreement may be amended with the consent of Lessor. Any such assignment with respect to Equipment shall become binding upon Lessor when Lessor and Lessee have entered into a Lease with respect to such Equipment and as of the Rent Commencement Date referenced in such Lease. Upon such an assignment becoming effective, Lessor shall be obligated to purchase the Equipment from the Supplier in accordance with the provisions of the Agreement. It is expressly agreed that Lessee shall at all times remain liable to Supplier under the Agreement to perform all duties and obligations of Lessee thereunder, except for the obligation to purchase the Equipment to the extent expressly assumed by the Lessor hereunder, and that the Lessee shall be entitled to the same rights of the purchaser of the Equipment under the Agreement, except such right, title and interest in the Equipment retained exclusively by the Lessor as owner of the Equipment. Lessor shall have no liability for a Supplier's failure to meet the terms and conditions of the Agreement.
     5. DELIVERY AND INSTALLATION. Lessee shall be responsible for payment of all transportation, packing, installation, testing and other charges associated with the delivery, installation or use of any Equipment which are not included in the Agreement with respect to such Equipment.
     6. WARRANTIES. LESSOR MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE EQUIPMENT, ITS MERCHANTABILITY, OR ITS FITNESS FOR A PARTICULAR PURPOSE. LESSOR SHALL NOT BE LIABLE TO LESSEE OR ANY OTHER PERSON FOR DIRECT, INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING FROM LESSEE'S USE OF THE EQUIPMENT, OR FOR DAMAGES BASED ON STRICT OR ABSOLUTE TORT LIABILITY OR LESSOR'S PASSIVE NEGLIGENCE. LESSEE HEREBY ACKNOWLEDGES THAT ANY MANUFACTURER'S OR SUPPLIER'S WARRANTIES WITH RESPECT TO THE EQUIPMENT ARE FOR THE BENEFIT OF BOTH LESSOR AND LESSEE. NOTWITHSTANDING THE FOREGOING, LESSEE'S OBLIGATIONS TO PAY EACH RENT PAYMENT DUE, OR OTHERWISE PERFORM ITS OBLIGATIONS, UNDER THIS LEASE ARE ABSOLUTE AND UNCONDITIONAL.
     7. TITLE TO AND LOCATION OF EQUIPMENT. Lessor shall retain title to each item of Equipment. Lessee, at its expense, shall protect Lessor's title and keep the Equipment free from all claims, liens (other than liens and claims created by Lessor's own actions and pledges, voluntary or otherwise), encumbrances and legal processes. The Equipment is personal property and is not to be regarded as part of the real estate on which it may be situated. If requested by Lessor, Lessee will, on a best efforts basis and at Lessee's expense, furnish a landlord or mortgagee waiver with respect to the Equipment. The Equipment shall not be removed from the location specified in the Schedule without the written consent of Lessor. Lessee shall, upon Lessor's request, affix and maintain plates, tags or other identifying labels, showing Lessor's ownership of the Equipment in a prominent position on the Equipment.

     8. USE OF EQUIPMENT, INSPECTION AND REPORTS. The use of the Equipment by Lessee shall conform with all applicable laws, insurance policies, and warranties of the manufacturer or Supplier of the Equipment. Lessor shall have the right to inspect the Equipment at the premises where the Equipment is located. Lessee shall notify Lessor promptly of any claims, liens, encumbrances or legal processes with respect to the Equipment.
     9. FURTHER ASSURANCES. Lessee shall execute and deliver to Lessor such instruments as Lessor deems reasonably necessary to enforce Lessor's rights hereunder. Lessor is authorized to file financing statements signed only by the Lessor in accordance with the Uniform Commercial Code, or financing statements signed by Lessor as Lessee's attorney-in-fact.
    10. MAINTENANCE AND REPAIRS. Lessee shall, at its expense, maintain each item of Equipment in good condition, normal wear and tear excepted. Lessee shall be permitted to make any addition, alteration, or attachment to the Equipment without Lessor's prior written consent, unless such addition, alteration, or attachment cannot be removed upon the termination of the Lease. Lessee shall make no repair, addition, alteration or attachment to the Equipment which interferes with the normal operation or maintenance thereof or creates a safety hazard. The creation of a mechanic's or materialman's lien shall be allowed provided that such mechanic's or materialman's lien is promptly cleared.
    11. LESSOR'S PERFORMANCE OF LESSEE'S OBLIGATIONS. If Lessee fails to perform any of its material obligations under a Lease, Lessor may perform any act or make any payment which Lessor deems reasonably necessary for the maintenance and preservation of the Equipment subject thereto and Lessor's title thereto. All sums so paid by Lessor (together with all related Overdue Charges), and reasonable attorneys' fees incurred by Lessor in connection therewith shall be additional rent payable to Lessor on demand. The performance of any such act or the making of any such payment by Lessor shall not be deemed a waiver or release of any obligation or default on the part of Lessee.
   12. INDEMNIFICATION. Lessee assumes liability for, and hereby agrees to indemnify, protect and hold harmless, Lessor, and its agents, employees, officers, directors, partners and successors and assigns, from and against, all liabilities, obligations, losses, damages, injuries, claims, demands, penalties, actions, costs and expenses, including, without limitation, reasonable attorneys' fees, arising out of the physical injury or damage to the property arising from the use or operation of any item of Equipment, or any failure on the part of Lessee to perform or comply with any of its obligations under a Lease, excluding, however, any of the foregoing which result from the gross negligence or willful misconduct of Lessor or its affiliates. Such indemnities and assumptions of liabilities and obligations shall continue in full force and effect, notwithstanding the expiration or other termination of such Lease, until the expiration of the applicable statute of limitations. Nothing contained in any Lease shall authorize Lessee to operate the Equipment subject thereto so as to incur or impose any liability on, or obligation for or on behalf of Lessor.
   13. NO OFF-SET. All Rents shall be paid by Lessee irrespective of any off-set, counterclaim, recoupment, defense or other right which Lessee may have against Lessor, the manufacturer or Supplier of the Equipment or any other party.

     14. ASSIGNMENT BY LESSEE. Lessee shall not, without Lessor's prior written consent, (which shall not be unreasonably withheld) (a) sell, assign, transfer, pledge, hypothecate, or otherwise dispose of, encumber or suffer to exist a lien upon or against, any of the Equipment or any Lease or any interest herein, by operation of law or otherwise, or (b) sublease or lend any of the Equipment or permit any of the Equipment to be used by anyone other than Lessee; provided, however, that, notwithstanding the foregoing, Lessee may assign, upon written notice to Lessor, any of the equipment or any Lease, or any interest therein, to any person or entity (i) at least 50% of the outstanding voting capital stock or equity interest of which is owned or controlled by Lessee, (unless, by operation of a "supermajority" provision in such entity's governing documents, Lessee does not, in fact, control the day-to-day management and affairs or such entity) or (ii) with respect to which the Lessee controls the day-to-day management and affairs by contract, representation on the board of directors (or similar body), or otherwise.

     15. ASSIGNMENT BY LESSOR. Lessor may assign, sell or encumber its interest in any of the Equipment and any Lease upon not less than 30 days' notice to Lessee. Upon Lessor's written consent, Lessee shall pay directly to the assignee of any such interest or Rent and other sums due under an assigned Lease. THE RIGHTS OF ANY SUCH ASSIGNEE SHALL NOT BE SUBJECT TO ANY ABATEMENT, DEDUCTION, OFFSET, COUNTERCLAIM, RECOUPMENT, DEFENSE OR OTHER RIGHT WHICH LESSEE MAY HAVE AGAINST LESSOR OR ANY OTHER PERSON OR ENTITY. Notwithstanding the foregoing, any such assignment (a) shall be subject to Lessee's right to possess and use the Equipment subject to a Lease so long as Lessee is not in default thereunder, and (b) shall not release any of Lessor's obligations hereunder.

     16. RETURN OF EQUIPMENT. Unless Lessee has exercised its option as outlined in Section 7 of the Lease Schedule Agreement to renew a lease or purchase the Equipment subject thereto, upon expiration of the then current Lease Term of such Lease, Lessee shall, at its expense, cause such Equipment to be removed, disassembled, and placed in the same condition as when delivered to Lessee (reasonable wear and tear excepted) and properly crate such Equipment for shipment and deliver it to a common carrier designated by Lessor. Lessee will ship such Equipment F.O.B. destination, to any address specified in writing by Lessor within the continental United States. All additions, attachments, alterations and repairs made or placed upon any of the Equipment shall become part of such Equipment and shall be the property of Lessor.

     17. EVENTS OF DEFAULT. The occurrence of any of the following shall be deemed to constitute an Event of Default hereunder. (a) Lessee fails to pay Rent, any other amount it is obligated to pay under a Lease or any other amount it is obligated to pay to Lessor and does not cure such failure within 10 days of such amount becoming due; (b) Lessee fails to perform or observe any obligation or covenant to be performed or observed by Lessee hereunder or under any Schedule, including, without limitation, supplying all requested documentation, and does not cure such failure within 10 days of receiving written notice thereof from Lessor, (c) any representation or warranty made or furnished by Lessee to Lessor in this MLA is proven to have been false in any material respect when made; (d) the attempted sale or encumbrance by Lessee of the Equipment, or the making of any levy, seizure or attachment thereof or thereon, unless otherwise permitted by this MLA or consented to in writing by Lessor; or (e) the dissolution, termination of existence, discontinuance of business, insolvency, or appointment of a receiver of any part of the property of Lessee, assignment by Lessee for the benefit of creditors, or the commencement of proceedings under any bankruptcy, reorganization or arrangement laws by or against Lessee.

     18. REMEDIES OF LESSOR. At any time after the occurrence of any Event of Default, Lessor may exercise one or more of the following remedies: (a) Lessor may terminate any or all of the Leases with respect to any or all items of Equipment subject thereto; (b) Lessor may recover from Lessee all Rent and other amounts then due and to become due under any or all of the Leases; (c) Lessor may take possession of any or all items of Equipment, wherever the same may be located, without demand or notice, without any court order or other process of law and without liability to Lessee for any damages occasioned by such taking of possession, and any such taking of possession shall not constitute a termination of any Lease; (d) Lessor may demand that Lessee return any or all items of Equipment to Lessor in accordance with Paragraph 16; and (e) Lessor may pursue any other remedy available at law or in equity, including, without limitation, seeking damages, specific performance or an injunction.

     Upon repossession or return of any item of the Equipment, Lessor shall sell, lease or otherwise dispose of such item in a commercially reasonable manner, with or without notice and on public or private bid, and apply the net proceeds thereof (after deducting the estimated fair market value of such item at the expiration of the term of the applicable Lease, in the case of a sale, or the rents due for any period beyond the scheduled expiration of such Lease, in the case of any subsequent lease of such item, and all expenses including, without limitation, reasonable attorneys' fees, incurred in connection therewith towards the Rent and other amounts due under such Lease, with any excess net proceeds to be retained by Lessor.

     Each of the remedies under this Lease shall be cumulative, and not exclusive, and in addition to any other remedy referred to herein or otherwise available to Lessor in law or in equity. Any repossession or subsequent sale or lease by Lessor of any item of Equipment shall not bar an action for a deficiency as herein provided, and the bringing of an action the entry of judgment against Lessee shall not bar lessor's right to repossess any or all items of Equipment.

     19. CREDIT AND FINANCIAL INFORMATION. Lessee shall provide to Lessor from time to time additional information regarding operating performance or projected performance, at Lessor's request.

     20. INSURANCE. As of the date that risk of loss for the Equipment passes from the Supplier to the Lessee under the terms of the Agreement, Lessee shall obtain and maintain through the end of the Lease Term of each Lease (and any renewal or extension thereof), at its own expense, property damage and personal liability insurance and insurance against loss or damage to the Equipment, including, without limitation, loss by fire (with extended coverage), theft and such other risks of loss as are customarily insured against with respect to the types of Equipment leased hereunder and by the types of businesses in which such equipment will be used by Lessee. Such insurance shall be in such amounts, with such deductibles, in such form and with such insurers as shall be satisfactory to Lessor; provided, however, that the amount of the insurance against loss or damage to the Equipment shall not be less than the greater of the fair market value of such Equipment on the date of loss or the amount of unpaid Rent payable hereunder. Each insurance policy shall name Lessee as an insured and Lessor as an additional insured or loss payee, and shall contain a clause requiring the insurer to give lessor at least 30 days prior written notice of any alteration in the terms of such policy or of the cancellation thereof. Lessee shall furnish to Lessor a certificate of insurance or other evidence satisfactory to Lessor that such insurance coverage is in effect; provided, however, that Lessor shall be under no duty either to ascertain the existence of or to examine such insurance policy or to advise Lessee in the event such insurance coverage shall not comply with the requirements hereof. Lessee shall give Lessor prompt notice of any damage to, or loss of, any of the Equipment, or any part thereof, or any personal injury or property damage occasioned by the use of any of the Equipment.

     21. TAXES. Lessee hereby assumes liability for, and shall pay when due, and, on a net after-tax basis, shall indemnify, protect and hold harmless Lessor against all fees, taxes and governmental charges (including, without limitation, interest and penalties) of any nature imposed on or in any way relating to Lessor, Lessee, any item of Equipment or any Lease, except state and local taxes on or measured by Lessor's net income (other than any such tax which is in substitution for or relieves Lessee from the payment of taxes it would otherwise be obligated to pay or reimburse to Lessor as herein provided) and federal taxes on Lessor's net income. Lessee shall, at its expense, file when due with the appropriate authorities any and all tax and similar returns, and reports required to be filed with respect thereto, for which it has indemnified Lessor hereunder or, if requested by Lessor, notify Lessor of all such requirements and furnish Lessor with all information required for Lessor to effect such filings. Any fees, taxes or other charges paid by Lessor upon failure of Lessee to make such payments shall, at Lessor's option, become immediately due from Lessee to Lessor and shall be subject to the Overdue Charge from the date paid by Lessor until the date reimbursed by Lessee.

     22. SEVERABILITY. If any provision of any Lease is held to be invalid by a court of competent jurisdiction, such invalidity shall not affect the other provisions of such Lease or any provision of any other Lease.

     23. NOTICES. All notices hereunder shall be in writing and shall be deemed given when sent by certified mail; postage prepaid, return receipt requested, addressed to the party to which it is being sent at its address set forth herein or to such other address as such party may designate in writing to the other party.

     24. AMENDMENTS, WAIVERS AND EXTENSIONS. This MLA and each Schedule constitute the entire agreement between Lessor and Lessee with respect to the lease of the Equipment subject to such Schedule, and supersede all previous communications, understandings, and agreements, whether oral or written, between the parties with respect to such subject matter. No provision of any Lease may be changed, waived, amended or terminated except by a written agreement, specifying such change, waiver, amendment or termination, signed by both Lessee and Lessor, except that Lessor may insert, on the appropriate schedule, the serial number of Equipment, after delivery of such Equipment and the Rent Commencement Date for the Equipment. No waiver by Lessor of any Event of Default shall be construed as a waiver of any future Event of Default or any other Event of Default. At the expiration of the Lease Term with respect to a Lease, upon notice given by Lessee at least ninety (90) days prior thereto, (a) such Lease shall be renewed or the Equipment subject thereto shall be purchased under the terms and conditions set forth herein for a term and rent amount or purchase price, as the case may be, to be agreed upon, or (b) if no such agreement is reached prior to the expiration of such Lease Term or such notice specifies that Lessee intends to return the Equipment, then Lessee shall return the Equipment to Lessor in the manner prescribed in Paragraph 16 of this MLA. In the absence of Lessor's timely receipt of the notice contemplated by the preceding sentence, the Lease shall be automatically extended, on a month-to-month basis, until terminated (upon notice by either party given at least ninety (90) days prior to the end of the month on which the termination is to be effective) or until renewed or the Equipment subject thereto is purchased by agreement of the parties. Unless otherwise agreed, Lessee shall continue to pay Rent for each month following such Lease Term until the Equipment subject to such Lease is returned pursuant to Paragraph 16 of this MLA.

     25. CONSTRUCTION. This MLA shall be governed by and construed in accordance with the internal laws, but not the choice of laws provisions, of the State of California. The titles of the sections of this MLA are for convenience only and shall not define or limit any of the terms or provisions hereof. Time is of the essence in each of the provisions hereof.

     26. PARTIES. This MLA shall be binding upon, and inure to the benefit of, the permitted assigns, representatives and successors of the Lessor and Lessee. If there is more than one Lessee named in this MLA, the liability of each shall be joint and several.

     27. COUNTERPARTS. Each Lease may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

     28. OVERDUE CHARGE. Overdue Charge shall mean an amount equal to 2% per month of any payment under a Lease which is past due, including without limitation, any amounts not included in any payment of Rent hereunder, or the highest charge permitted by law, whichever is lower.


The person executing this MLA on behalf of Lessee hereby certifies that he or she has read, and is duly authorized to execute, this MLA

Accepted by:
Ascend Credit Corporation

             LESSEE:           Startec Global Operating Company
                    ----------------------------------------------------------

BY:                                   BY:
   ----------------------------------    -------------------------------------

NAME: Annette Seveneus                NAME: /s/ Prabhav Maniyar
     --------------------------------      -----------------------------------

TITLE: Assistant Treasurer           TITLE: Chief Financial Officer
     --------------------------------      -----------------------------------

DATE: May 5, 1999                     DATE: May 5, 1999
     --------------------------------      -----------------------------------

                       LEASE-TO-OWN SCHEDULE No.
                                                --------------

This Schedule and its supplements incorporate by this reference the terms and

conditions of the Master Lease Agreement, Number         A         , between
                                                -------------------
Ascend Credit Corporation (Lessor) and            Startec   Global
                                       ---------------------------------------
Operating Company                               (Lessee)
------------------------------------------------------------------------------

1.  SUPPLIER:
              -----------------------------------------------------------------

  Ascend Communications, Inc.
-------------------------------------------------------------------------------

------------------------------------.

2.  LOCATION OF EQUIPMENT:                           TBD
                         -------------------------------------------------------

--------------------------------------------------------------------------------

------------------------------------.

3.  EQUIPMENT VALUE: $                               TBD
                    ------------------------------------------------------------

-------------------------------------------------------------(exclusive of sales and/or use taxes).

4.  LEASE TERM:  The Lease Term of the Equipment described in this Schedule shall begin on the Rent Commencement Date referenced below in Paragraph 6 and its
expiration date shall be                  months after such Rent Commencement
                        -----------------

Date.

5.  RENT:  $        TBD       per month (exclusive of sales and/or use taxes)

            -----------------

due and payable at the Rent Commencement Dates and on the same date of each succeeding month of the Lease Term.  The advance Rent payment shall be $
                                                                        ------
                            . This amount includes $
-----------------------------                       --------------------------

for the first month, and $                                   for the last
                          ---------------------------------

                         month(s), of the Lease Term.
-------------------------

6.  RENT COMMENCEMENT DATE:                   TBD
                           ---------------------------------------------------

7. PURCHASE OPTION: Lessee shall be required to purchase the Equipment for one dollar ($1.00). The purchase price shall be payable upon the expiration date of the Lease Term. Lessee shall be responsible for all applicable sales and/or use taxes on the Equipment. Upon payment of the purchase price, Lessor shall execute and deliver to Lessee such documents as Lessee may reasonably request in order to vest in Lessee all right, title and interest in the Equipment. Provided Lessee is not in default under the Master Lease Agreement or any Lease Schedule Agreement (the "Schedule"). Lessee may at any time upon ninety (90) days written notice (the "Notice") to Lessor, pre-pay the Schedule with respect to all of the Equipment on the Schedule. The pre-payment will be effective on the first Rent payment date following the expiration of the ninety (90) day notice period (the "Pre-payment Date"). Lessee will, on the Pre-payment Date pay to Lessor or Lessor's assignee, as the case may be, the Pre-Payment Value. The Pre-payment Value shall be equal to the present value of the remaining unpaid Rent payments, discounted at a rate equal to the yield to maturity for United States Treasury obligations (as published in the Wall Street Journal as of the Rent Commencement Date) with a like-term maturity to the Schedule plus fifty (50) basis points, together with all other amounts then due and owing. Upon payment of the Pre-payment Value, Lessee will not be obligated to pay any further Rent, and all other terms will remain in full force and effect.

8. DESCRIPTION OF EQUIPMENT: See Schedule A which is attached hereto and made a part hereof by this reference.

The person executing this Schedule on behalf of Lessee hereby certifies that he or she has read, and is duly authorized to execute, this Schedule

Accepted by:
Ascend Credit Corporation
            LESSEE:                 Startec Global Operating Company
                   -----------------------------------------------------------
------

BY:
     -------------------------------------------------------------------------
-------------------   BY:                       DRAFT
                         -----------------------------------------------------
--------------------------

NAME:
     -------------------------------------------------------------------------
              NAME:
------------       -----------------------------------------------------------

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